                                                                 EXHIBIT 21.1



                                  SUBSIDIARIES



NAME                                                               JURISDICTION OF ORGANIZATION
----                                                               ----------------------------
Phoenix International A.P. Limited                                 New Zealand
Phoenix EMEA Limited                                               United Kingdom
Phoenix International (Australia) Pty. Limited                     Australia
Phoenix FSC Inc.                                                   U.S. Virgin Islands
